Exhibit 10.2

                              CONSULTING AGREEMENT

DATE:                         December 21, 2001

COMPANY:                      Laidlaw Global Corporation
                              100 Park Avenue
                              New York, NY 10017

CONSULTANT:                   David N. Bottoms Jr.
                              Suite 12C
                              30 Wall Street
                              New York, NY 10005

                                    RECITALS

     A. The Company is engaged in the business of providing, among other services, investment management advice and services to various clients including clients.

     B. Consultant has considerable experience and ability in Company's business.

     C. The Company desires to retain Consultant as an independent contractor to assist it from time-to-time in furtherance of its business and Consultant is willing to provide such services to the Company on the terms herein contained.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

                              TERMS AND CONDITIONS

1. DEFINITIONS:

     1.1. "Confidential Information": Is defined in Paragraph 8 herein.

     1.2. "Year One": Shall mean the first year of the term of this Agreement commencing January 1, 2002 and ending December 31, 2002.

     1.3. "Year Two": Shall mean the first year of the term of this Agreement commencing January 1, 2003 and ending December 31, 2003.

     1.4. "Year Three": Shall mean the first year of the term of this Agreement commencing January 1, 2004 and ending December 31, 2004.

     1.5. "Effective Date": January 1, 2002.

     1.6. "Year One Consulting Fee": One Hundred Thousand ($100,000) Dollars payable as stated in subparagraph 5.1.

     1.7. "Year Two Consulting Fee": One Hundred Thousand ($100,000) Dollars payable as stated in subparagraph 5.2.


                                    Page -1-

     1.8. "Year Three Consulting Fee": One Hundred Thousand ($100,000) Dollars payable according to the conditions stated in subparagraph 5.3 herein.

2. ENGAGEMENT: Company hereby engages Consultant as an independent contractor to render the services described herein to Company and Consultant accepts the engagement subject to the terms contained herein.

3. TERM: The "Term" of this Agreement shall begin on the Effective Date and shall continue until December 31, 2004.

4. SERVICES:

     4.1. Consultant shall perform the services specified in this Paragraph 4 subject to the terms of this Agreement and such other rules and policies as Company may from time to time direct, so long as same do not increase the obligations of Consultant hereunder.

     4.2. Consultant shall use his expertise to assist Company in structuring, operating and growing its invesment management services business.

     4.3. Consultant shall advise Company on Company's business when requested by Company, subject to his availability.

          4.3.1. Company acknowledges the unique skills of Consultant and the significant demands on his time required by other business interests that may or may not be of a competitive nature with Company. Notwithstanding such limitations, Company believes the value of the relationship is important to the development of Company's interests.

          4.3.2. In no event shall Consultant's failure to render services be deemed a breach of Consultant's obligations hereunder.

5. CONSULTANT'S COMPENSATION: In full consideration for all services to be rendered by Consultant to Company, Company agrees to pay and Consultant agrees to accept the following, subject to the terms of this Agreement. All payments shall be made on the due dates by Check payable to order of Consultant, or if requested by Consultant by wire transfer to Consultant's account.

     5.1. Year One Consulting Fee: Company shall pay to Consultant the Year One Consulting Fee, in four equal quarterly installments on or before March 31, June 30, September 30 and December 31 of Year One.

     5.2. Year Two Consulting Fee: Company shall pay to Consultant the Year Two Consulting Fee, in four equal quarterly installments on or before March 31, June 30, September 30 and December 31 of Year Two.

     5.3. Year Three Consulting Fee: Company shall pay to Consultant the Year Three Consulting Fee, in four equal quarterly installments on or before March 31, June 30, September 30 and December 31 of Year Three.


                                    Page -2-

     5.4. Expenses: Consultant shall bear all of its expenses including but not limited to unemployment, disability or health insurance payments and social security, income tax or other withholdings, deductions or payments which may be required by Federal, State or Local law with respect to any sums paid to Consultant hereunder.

     5.5. No Additional Participation: Consultant acknowledges and agrees that this Consulting Agreement shall not give or extend to Consultant any rights with respect to Company's payments to officers, directors and employees, including contributions by Company to any deferred compensation plan, bonus plans or fringe benefits not otherwise specified in this Agreement as payable to Consultant.

6. DEATH OR DISABILITY BENEFIT; LIFE INSURANCE:

     6.1. If Consultant dies or is incapacitated during the term of this Agreement the compensation provided for herein shall nevertheless be due and payable to Consultant or his estate, in accordance with the payment schedule for such amount fixed in Paragraph 5 above.

     6.2. Company shall have the right, during the Term hereof, to secure a life insurance policy (or sequential yearly policies) upon Consultant to protect its interest.

          6.2.1. Payment for such policy shall be the sole responsibility of the Company.

          6.2.2. Consultant shall cooperate fully with Company in forwarding the application for such policy. Failure of Consultant to so cooperate shall be deemed an Event of Default under this Agreement.

7. NONCOMPETE CLAUSE: Nothing herein shall be deemed to prevent or restrict Bottom from continuing to pursue his own independent activities whether or not same may be deemed competitive with the services provided to or by Company.

8. CONFIDENTIAL INFORMATION:

     8.1. Except with the prior written consent of Company in each instance or as may be necessary to allow Consultant to perform his services to Company, Consultant shall not disclose, use, publish or in any other manner reveal, directly or indirectly, at any time during or after his employment by Company, any Confidential Information. The obligation of Consultant under this Paragraph will survive the termination of engagement by Company.

          8.1.1. Consultant hereby agrees to disclose promptly to Company all Confidential Information obtained or created by Consultant during his employment by Company, which, upon its creation, shall be the sole property of Company.

     8.2. "Confidential Information" as used herein means all information relating to:

          8.2.1. the names and business operations, personnel, activities, marketing, advertising and financial affairs of and other non-public information relating to clients, former clients and prospective clients of Company; and


                                    Page -3-

          8.2.2. all operations, systems, services, personnel, financial affairs, advertising and promotion strategies, techniques, case histories and marketing plans developed or used by Company in the course of its business.

9. ASSIGNMENT:

     9.1. The Company shall not voluntarily or by operation of law assign or otherwise transfer the obligations incurred on its part pursuant to the terms of this Agreement without the prior written consent of Consultant. Any attempted assignment or transfer of its obligation without such consent shall be wholly void. No assignment or transfer, even with the consent of Consultant, shall relieve the Company of its obligations incurred pursuant to the terms of this Agreement.

     9.2. The nature of Consultant's services hereunder are personal in nature and Consultant shall not, without Company's prior written consent, assign or transfer any of his obligations hereunder.

     9.3. Subject to the foregoing this Agreement shall inure to the benefit to each of the parties, successors, transferees or assigns and shall be binding upon each of the parties, successors, transferees or assigns.

10. DEFAULTS BY COMPANY:

     10.1. The occurrence of any one or more of the following events shall constitute a material default and breach of this Agreement by the Company:

          10.1.1. Any failure by the Company to make the payments due pursuant to Paragraph 5 herein, if such failure continues for fifteen (15) days after receipt by the Company from Consultant or Consultant's authorized representative of written notice thereof.

          10.1.2. The making by the Company or any guarantor of the Company's obligations hereunder of any general assignment for the benefit of creditors; the filing by or against them of a petition to have them adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against them, the same is dismissed within sixty (60) days);

          10.1.3. The appointment of a trustee or receiver to take possession of substantially all of the Company's assets if such possession is not restored to the Company within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of the Company's assets if such seizure is not discharged within thirty (30) days thereafter.

     10.2. In the event of a default by the Company as described in this Paragraph 10, then in addition to any other remedies available to Consultant at law or in equity, Consultant shall have the immediate option to declare the entire balance of Consulting Fees to be made by Company pursuant to Paragraph 5 hereof immediately due and payable, in which event interest shall accrue on such balance from and after the due date at the rate of seven (7%) percent per annum. If any payment due the Consultant hereunder is not made, and if the matter is referred to an attorney for collection, the Company agrees to pay all costs of collection including, without limitation, reasonable attorneys' fees.


                                    Page -4-

11. Counsel. The Parties acknowledge that they have been represented by and have relied on counsel of their own choosing in the negotiations and the preparation of this Agreement and that they read this Agreement, have had its contents fully explained to them by such counsel and are fully aware of and understand all of its terms and legal consequences. It is acknowledged that the Parties, through their respective counsel, mutually participated in the preparation of this Agreement, and it is agreed that no provision of this Agreement will be construed against any of the Parties by virtue of the activities of that party or their respective attorneys.

12. Integration. This Agreement constitutes a single integrated written agreement expressing the entire agreement and understanding between the Parties concerning the subject matter hereof and supersedes and replaces all prior negotiations or proposed agreements, written or oral.

13. Express & Implied Promises. The Parties acknowledge that no other party, or any agent or attorney of any other party, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject matter hereof, to induce them to execute this Agreement, and acknowledge that they have not executed this instrument in reliance on any such promise, representation or warranty not contained herein, and further acknowledge that there are no other agreements or understandings between the Parties relating to this Agreement that are not contained herein.

14. Non-Disclosure. No Party to this Agreement or any person acting for or on their behalf, including their respective attorneys, shall directly or indirectly reveal to any third party any of the terms or conditions of this Agreement, or any fact or evidence connected hereto, or release any publicity or make any public statement with respect thereto, except as may be required by law and or disclosure obligations arising from the issuance of financing documentation or the exercise of due diligence rights in connection therewith.

15. Additional Documents. The Parties agree that they will execute, or cause to be executed, such other documents as may be necessary to carry out the purposes of this Agreement. It is understood that should it develop that there are any mistakes in this Agreement which would cause the release and discharge of any party to be defective or less than complete, or if this Agreement is declared unenforceable by a court or arbitrator, then the Parties will execute any and all other documents and do any and all things necessary to effect full, final and complete release of all claims or all possible claims in accordance with the provisions set forth in this Agreement.

16. Arbitration.

     16.1. American Arbitration Association - Any dispute arising out of, in connection with, or in relation to this agreement or the making of validity thereof or its interpretation or any breach thereof shall be determined and settled by arbitration in New York City by a sole arbitrator pursuant to the rules and regulations then obtaining of the American Arbitration Association and any award rendered therein shall be final and conclusive upon the parties, and a judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction. The service of any notice, process, motion or other document in connection with an arbitration award under this agreement or for the enforcement of an arbitration award hereunder may be effectuated by either personal service or by certified or registered mail to the respective addresses provided herein.

     16.2. Submission to Jurisdiction - By execution and delivery of this Agreement, the parties each respectively accept, for itself and its property, generally and unconditionally, the jurisdiction of the aforesaid Arbitration Tribunal, Courts and any related Appellate Court, irrevocably agrees to be bound by any judgment rendered thereby and in connection with this Agreement, and


                                    Page -5-
irrevocably waive any objection either party may now or hereafter have as to the venue of any such action or proceeding. Each party consents to the service of process in the Arbitration or out of any of the aforementioned Courts by mailing copies thereof by certified mail, postage prepaid, such service to become effective three (3) business days after such mailing. Nothing herein shall effect either party's right to service of process in any other manner prescribed by law. Any judicial proceeding by either party against the other involving, directly or indirectly, any matter, in any way arising out of, related or connected with this Agreement shall be brought only in a Court located in the City of New York.

17. Notices.

     17.1. Any notice to be given hereunder shall be sent by registered or certified mail, return receipt requested, or telecopy to a facsimile number provided by the respective party with a copy sent by regular mail, or by delivering the same personally to the parties at the addresses first set forth herein. Any party may designate a different address by notice so given. Copies of all notices shall be sent to the parties as hereto named above and, in addition:

     Copies of all notices shall be sent to:

                    Beckman, Millman, Barandes & Douglas, LLP
                           116 John Street, Suite 1313
                            New York, New York 10038
                           Attn: Robert Barandes, Esq.

     17.2. Any notice mailed or personally delivered as aforesaid shall be deemed to have been given on the date of receipt; telecopies shall be deemed received on the business day after being sent by telecopy.

18. Waiver. This Agreement may be waived, discharged or modified only by an instrument in writing signed by the party against whom enforcement of any such waiver, discharge or modification is sought.

19. Modification. This Agreement cannot be modified, altered, amended or otherwise changed except by an agreement in writing signed by the parties hereto.

     19.1. Severalability: The provisions of this Agreement are severable. To the extent any provision, portion or extent of this Agreement is determined to be invalid, illegal or otherwise unenforceable, then that provision, portion or extent will be limited if possible and only thereafter severed if necessary. Any such limitation or severing shall only be to the extent necessary to render the Agreement valid and enforceable. The remaining provisions, portions and extent of the Agreement will be enforced to give effect to the intention of the parties insofar as possible.

20. Counterparts. This Agreement may be executed in counterparts, each of which will be considered an original and all of which together will constitute one and the same instrument. Copies delivered by facsimile shall be binding.

21. New York Law. This Agreement shall be governed by and construed in accordance with the substantive law of the State of New York without regard to choice of law principles.


                                    Page -6-

IN WITNESS HEREOF, the parties have signed this agreement as of the day and year first set forth above.



Laidlaw Global Corporation                     David N. Bottoms, Jr.


By                                             By
  ------------------------------                 -------------------------------


                                    Page -7-